For Further Information, Contact:
Quality Systems, Inc.
18111 Von Karman Avenue, Suite 800
Irvine, CA 92612
Phone: (949) 255-2600
Jamie Arnold, Chief Financial Officer
JArnold@nextgen.com

FOR IMMEDIATE RELEASE
January 25, 2017

Quality Systems, Inc. Reports Fiscal 2017 Third Quarter Results
IRVINE, Calif. - (January 25, 2017) - Quality Systems, Inc. (NASDAQ: QSII) announced today results for its fiscal 2017 third quarter ended December 31, 2016.
“We’ve seen a number of promising trends throughout the business this year, and I’m pleased with our fiscal third quarter results, as well as with the continued progress we’re making on our strategic initiatives. In addition to improving our customer attrition rates, we’ve also made great strides in customer satisfaction over the last several quarters. During the first 75 days since our new software release, we’ve seen significant interest and already have nearly 500 customers signed up to upgrade,” commented Rusty Frantz, president and chief executive officer of Quality Systems, Inc.
Mr. Frantz continued, “Through our restructuring, we’ve also identified meaningful RCM and EDI cross-selling opportunities within our existing customer base and hope to capitalize on them through the efforts of our newly reinvigorated salesforce. That said, given the uncertainty surrounding the ACA and the lengthy RCM sales cycle, we believe it will take some time before new bookings translate into top line growth.  At this point in the year, I remain confident in delivering on the commitments we made in July.”
Revenues for the fiscal 2017 third quarter of $127.9 million compared to $117.0 million a year-ago. On a GAAP basis, net income for the 2017 third quarter was $10.5 million, compared with net income of $7.3 million in the 2016 third quarter. Non-GAAP net income for the 2017 third quarter was $14.4 million compared with non-GAAP net income of $10.0 million in the 2016 third quarter.
On a GAAP basis, fully diluted earnings per share was $0.17 in the fiscal 2017 third quarter compared with $0.12 earnings per share for the same period a year ago. On a non-GAAP basis, fully diluted earnings per share for the fiscal 2017 third quarter was $0.23 versus $0.16 reported in the third quarter a year ago.

Conference Call Information
Quality Systems will host a conference call to discuss its fiscal 2017 third quarter results on Wednesday, January 25, 2017 at 5:00 PM ET (2:00 PM PT). Shareholders and interested participants may listen to a live broadcast of the conference call by dialing 866-900-9499 or 937-502-2136 for international callers, and referencing participant code 56791651 approximately 15 minutes prior to the call. A live webcast of the conference call will be available on the investor relations section of the company’s web site and an audio file of the call will also be archived for 90 days at investor.qsii.com. After the conference call, a replay will be available until February 1, 2017 and can be accessed by dialing 800-585-8367 or 404-537-3406 for international callers, and referencing participant code 56791651.
About Quality Systems, Inc.
Irvine, Calif.-based Quality Systems, Inc. (QSI) and its subsidiary, NextGen Healthcare Information Systems, develop and provide a range of software and services for medical and dental group practices, including practice management and electronic health record applications, patient portal, interoperability and connectivity products, and population health management and analytics offerings. Services include managed cloud services, revenue cycle management, claims clearinghouse, data interchange and value-add consulting. The Company's solution portfolio is readily integrated and collectively positioned to drive low total cost of ownership for its client partners, as well as enable the transition to value-based healthcare. Visit www.qsii.com and www.nextgen.com for additional information.

Investor Contact:
Bob East or Asher Dewhurst
Westwicke Partners
443-213-0500

SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS
This news release may contain forward-looking statements within the meaning of the federal securities laws, including but not limited to, statements regarding future events, developments in the healthcare sector and regulatory framework, the Company's future performance, as well as management's expectations, beliefs, intentions, plans, estimates or projections relating to the future (including, without limitation, statements concerning revenue, net income, and earnings per share). Risks and uncertainties exist that may cause the results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements and additional risks and uncertainties are set forth in Part I, Item A of our most recent Annual Report on Form 10-K for the fiscal year ended March 31, 2016 and subsequently filed Quarterly Reports on Form 10-Q, including but not limited to: the volume and timing of systems sales and installations; length of sales cycles and the installation process; the possibility that products will not achieve or sustain market acceptance; seasonal patterns of sales and customer buying behavior; impact of incentive payments under The American Recovery and Reinvestment Act on sales and the ability of the Company to meet continued certification requirements; the development by competitors of new or superior technologies; the timing, cost and success or failure of new product and service introductions, development and product upgrade releases; undetected errors or bugs in software; product liability; changing economic, political or regulatory influences in the health-care industry; changes in product-pricing policies; availability of third-party products and components; competitive pressures including product offerings, pricing and promotional activities; the Company's ability or inability to attract and retain qualified personnel; possible regulation of the Company's software by the U.S. Food and Drug Administration; changes of accounting estimates and assumptions used to prepare the prior periods' financial statements; disruptions caused by acquisitions of companies, products, or technologies; and general economic conditions. A significant portion of the Company's quarterly sales of software product licenses and computer hardware is concluded in the last month of a fiscal quarter, generally with a concentration of such revenues earned in the final ten business days of that month. Due to these and other factors, the Company's revenues and operating results are very difficult to forecast. A major portion of the Company's costs and expenses, such as personnel and facilities, are of a fixed nature and, accordingly, a shortfall or decline in quarterly and/or annual revenues typically results in lower profitability or losses. As a result, comparison of the Company's period-to-period financial performance is not necessarily meaningful and should not be relied upon as an indicator of future performance. These forward-looking statements speak only as of the date hereof. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF NON-GAAP FINANCIAL MEASURES
This news release contains certain non-GAAP (Generally Accepted Accounting Principles) financial measures, which are provided only as supplemental information. Investors should consider these non-GAAP financial measures only in conjunction with the comparable GAAP financial measures. These non-GAAP measures are not in accordance with or a substitute for U.S. GAAP. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of non-GAAP financial measures to the most directly comparable financial measure in the accompanying financial tables. Other companies may calculate non-GAAP measures differently than Quality Systems, which limits comparability between companies. The Company believes that its presentation of non-GAAP diluted earnings per share provides useful supplemental information to investors and management regarding the Company's financial condition and results. The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. The Company calculates non-GAAP diluted earnings per share by excluding net acquisition and disposition costs, amortization of acquired intangible assets, amortization of deferred debt issuance costs, loss on disposition, restructuring costs, net securities litigation defense costs, share-based compensation, and other non-run-rate expenses from GAAP income before provision for income taxes. The Company utilizes a normalized non-GAAP tax rate to provide better consistency across the interim reporting periods within a given fiscal year by eliminating the effects of non-recurring and period-specific items, which can vary in size and frequency, and which are not necessarily reflective of the Company’s longer-term operations. The normalized non-GAAP tax rate applied to each quarter of fiscal year 2016 and expected to be applied for each quarter of fiscal year 2017 period is 30.5%. The determination of this rate is based on the consideration of both historic and projected financial results. The Company intends to re-evaluate this normalized non-GAAP tax rate on an annual basis or more frequently if any significant events occur that may materially affect this rate, such as merger and acquisition activity, changes in business outlook, or changes in expectations regarding tax regulations.

The Company’s future period guidance in this release includes adjustments for items not indicative of the Company’s core operations. Such adjustments are generally expected to be of a nature similar to those adjustments applied to the Company’s historic GAAP financial results in the determination of the Company’s non-GAAP diluted earnings per share. Such adjustments, however, may be affected by changes in ongoing assumptions and judgments as to the items that are excluded in the calculation of non-GAAP adjusted net income and adjusted diluted earnings per share, as described in this release. The exact amount and probable significance of these adjustments, including net acquisition and disposition costs, net securities litigation defense costs, and other non-run-rate expenses, are not currently determinable without unreasonable efforts, but may be significant. These items cannot be reliably quantified or forecasted due to the combination of their historic and expected variability. It is therefore not practicable to reconcile this non-GAAP guidance to the most comparable GAAP measures.

FINANCIAL TABLES ATTACHED

QUALITY SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2016	2015	2016	2015
Revenues:
Software license and hardware	$16,995	$16,150	$48,966	$52,026
Software related subscription services	22,546	11,705	63,911	36,388
Total software, hardware and related	39,541	27,855	112,877	88,414
Support and maintenance	39,924	39,519	116,905	125,408
Revenue cycle management and related services	20,048	21,594	62,037	62,630
Electronic data interchange and data services	21,790	20,643	65,527	61,413
Professional services	6,565	7,421	19,893	26,700
Total revenues	127,868	117,032	377,239	364,565
Cost of revenue:
Software license and hardware	5,680	6,530	19,227	20,149
Software related subscription services	9,345	5,533	27,107	17,454
Total software, hardware and related	15,025	12,063	46,334	37,603
Support and maintenance	7,299	7,537	20,903	23,874
Revenue cycle management and related services	13,462	14,381	42,052	43,573
Electronic data interchange and data services	12,662	12,437	38,232	37,302
Professional services	5,904	7,367	19,643	24,008
Total cost of revenue	54,352	53,785	167,164	166,360
Gross profit	73,516	63,247	210,075	198,205
Operating expenses:
Selling, general and administrative	37,542	39,395	120,913	115,962
Research and development costs, net	19,714	14,518	56,230	49,584
Amortization of acquired intangible assets	2,568	897	7,889	2,692
Restructuring costs	231	—	4,685	—
Total operating expenses	60,055	54,810	189,717	168,238
Income from operations	13,461	8,437	20,358	29,967
Interest income	—	60	9	406
Interest expense	(629)	(11)	(2,445)	(14)
Other expense, net	(4)	(43)	(146)	(147)
Income before provision for income taxes	12,828	8,443	17,776	30,212
Provision for income taxes	2,342	1,141	3,950	8,233
Net income	$10,486	$7,302	$13,826	$21,979
Net income per share:
Basic	$0.17	$0.12	$0.22	$0.36
Diluted	$0.17	$0.12	$0.22	$0.36
Weighted-average shares outstanding:
Basic	62,093	60,867	61,645	60,548
Diluted	62,093	61,279	61,900	61,190
Dividends declared per common share	$—	$0.175	$—	$0.525

QUALITY SYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)
(Unaudited)

	December 31, 2016	March 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$23,994	$27,176
Restricted cash and cash equivalents	4,647	5,320
Marketable securities	—	9,297
Accounts receivable, net	75,516	94,024
Inventory	252	555
Income taxes receivable	14,481	32,709
Prepaid expenses and other current assets	15,944	14,910
Total current assets	134,834	183,991
Equipment and improvements, net	26,097	25,790
Capitalized software costs, net	12,995	13,250
Deferred income taxes, net	9,780	8,198
Intangibles, net	74,722	91,675
Goodwill	185,888	188,837
Other assets	18,703	19,049
Total assets	$463,019	$530,790

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,223	$11,126
Deferred revenue	49,763	57,935
Accrued compensation and related benefits	18,620	18,670
Income taxes payable	8	91
Other current liabilities	44,338	50,238
Total current liabilities	117,952	138,060
Deferred revenue, net of current	1,312	1,335
Deferred compensation	6,738	6,357
Line of credit	25,000	105,000
Other noncurrent liabilities	14,267	10,661
Total liabilities	165,269	261,413
Commitments and contingencies
Shareholders' equity:
Common stock
$0.01 par value; authorized 100,000 shares; issued and outstanding 62,437 and 60,978 shares at December 31, 2016 and March 31, 2016, respectively	624	610
Additional paid-in capital	225,967	211,262
Accumulated other comprehensive loss	(653)	(481)
Retained earnings	71,812	57,986
Total shareholders' equity	297,750	269,377
Total liabilities and shareholders' equity	$463,019	$530,790

QUALITY SYSTEMS, INC.
NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)

RECONCILIATION OF NON-GAAP DILUTED EARNINGS PER SHARE

	Three Months Ended December 31,		Nine Months Ended December 31,
	2016	2015	2016	2015
Income before provision for income taxes - GAAP	$12,828	$8,443	$17,776	$30,212
Non-GAAP adjustments:
Acquisition and disposition costs, net	(1,337)	4,451	5,147	5,743
Amortization of acquired intangible assets	5,575	1,800	16,953	5,402
Amortization of deferred debt issuance costs	269	—	807	—
Loss on disposition of Hospital Solutions Division and related costs	—	1,753	—	1,753
Restructuring costs	231	—	4,685	—
Securities litigation defense costs, net of insurance	356	(3,075)	1,483	(281)
Share-based compensation	2,001	743	5,067	2,328
Other non-run-rate expenses*	739	335	2,865	1,722
Total adjustments to GAAP income before provision for income taxes:	7,834	6,007	37,007	16,667
Income before provision for income taxes - Non-GAAP	20,662	14,450	54,783	46,879
Provision for income taxes	6,302	4,407	16,709	14,298
Net income - Non-GAAP	$14,360	$10,043	$38,074	$32,581
Diluted net income per share - Non-GAAP	$0.23	$0.16	$0.62	$0.53
Weighted-average shares outstanding (diluted):	62,093	61,279	61,900	61,190

* For the three months ended December 31, 2016, other non-run-rate expenses consist primarily of professional services costs not related to core operations. Other non-run-rate expenses for the nine months ended December 31, 2016 consists primarily of professional services costs not related to core operations and $191 of executive hiring costs.

For the three months ended December 31, 2015, other non-run-rate expenses consists of non-recurring severance and other employee-related costs incurred in connection with the Hospital disposition. Other non-run-rate expenses for the nine months ended December 31, 2015 includes $449 in certain professional services costs not related to core operations, non-recurring severance and other employee-related costs incurred in connection with the Hospital disposition, and $938 of incremental costs related to the change in the Company's Chief Executive Officer, including recruitment fees and severance payments.